Exhibit 99.1

NEWS RELEASE

Contact:	Will McDowell, Investor Relations – (215) 761-4198
Matt Asensio, Media Relations – (860) 226-2599

CIGNA REPORTS SECOND QUARTER 2016 RESULTS, SOLID PERFORMANCE IN GLOBAL HEALTH CARE OFFSET BY PRESSURE IN GROUP DISABILITY AND LIFE

o	Total revenues increased 5% to $10.0 billion in the second quarter

o	Shareholders' net income for the second quarter was $510 million, or $1.97 per share

o	Adjusted income from operations[1] in second quarter was $515 million, or $1.98 per share

o	Strong free cash flow provides ongoing financial flexibility

o	Projected adjusted income from operations per share[1,2,3] is now estimated to be in the range of $7.75 to $8.10 in 2016

BLOOMFIELD, CT, July 29, 2016 – Cigna Corporation (NYSE: CI) today reported second quarter 2016 results with solid performance in the Global Health Care segment and lower than expected results in the Group Disability & Life segment.

Total revenues in the quarter were $10.0 billion, an increase of 5% over second quarter 2015, driven by continued growth in Cigna's targeted customer segments.

For the second quarter of 2016, shareholders' net income was $510 million, or $1.97 per share, compared with $588 million, or $2.26 per share, for the second quarter of 2015.  Second quarter 2016 shareholders' net income included a special item2 charge of $26 million after-tax, or $0.10 per share, for transaction costs related to Cigna's proposed combination with Anthem, while second quarter 2015 shareholders' net income included a special item2 charge of $65 million after-tax, or $0.25 per share, related to costs associated with the early redemption of long term debt.

Cigna's adjusted income from operations1 for second quarter of 2016 was $515 million, or $1.98 per share, compared with $664 million, or $2.55 per share, for second quarter of 2015.

"Cigna's second quarter financial results reflect solid performance in Global Health Care and Global Supplemental Benefits, with a current headwind in Group Disability and Life that pressured overall results." said David M. Cordani, President and Chief Executive Officer. "We are taking a series of corrective actions to stabilize and improve Group Disability and Life results while we continue to focus on driving innovation and enhancing value for our customers and clients around the globe, and remain fully committed to our long-term growth objective."

CONSOLIDATED HIGHLIGHTS

The following table includes highlights of results and reconciliations of consolidated operating revenues4 to total revenues and adjusted income from operations1 to shareholders' net income:

Consolidated Financial Results (dollars in millions, customers in thousands):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016

Consolidated Operating Revenues[4]	$9,893	$9,471	$9,916	$19,809
Net realized investment gains (losses)	67	21	(32)	35
Total Revenues	$9,960	$9,492	$9,884	$19,844

Consolidated Earnings, net of taxes
Adjusted income from operations[1]	$515	$664	$601	$1,116
Net realized investment gains	44	13	(21)	23
Amortization of other acquired intangible assets	(23)	(24)	(25)	(48)
Special items[1]	(26)	(65)	(36)	(62)
Shareholders' net income	$510	$588	$519	$1,029

Adjusted income from operations[1], per share	$1.98	$2.55	$2.32	$4.30
Shareholders' net income, per share	$1.97	$2.26	$2.00	$3.97

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2016	2015	2016	2015

Global Medical Customers	15,141	14,771	15,129	14,999

•	Cash and marketable investments at the parent company were approximately $2 billion at June 30, 2016 and $1.4 billion at December 31, 2015.

•	Year to date, as of July 28, 2016, the Company repurchased 785,000 shares of common stock for approximately $110 million.[3]

HIGHLIGHTS OF SEGMENT RESULTS

See Exhibit 2 for a reconciliation of adjusted income (loss) from operations1 to shareholders' net income.

Global Health Care

This segment includes Cigna's Commercial and Government businesses that deliver medical and specialty health care products and services to domestic and multi-national clients and customers using guaranteed cost, retrospectively experience-rated and administrative services only ("ASO") funding arrangements.  Specialty health care includes behavioral, dental, disease and medical management, stop loss and pharmacy-related products and services.

Financial Results (dollars in millions, customers in thousands):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016

Premiums and Fees	$6,943	$6,734	$7,056	$13,999
Adjusted Income from Operations[1]	$486	$528	$544	$1,030
Adjusted Margin, After-Tax[5]	6.2%	7.0%	6.9%	6.6%

	As of the Periods Ended
	June 30,		March 31,	December 31,
Customers:	2016	2015	2016	2015
Commercial	14,543	14,215	14,514	14,432
Government	598	556	615	567
Medical	15,141	14,771	15,129	14,999

Behavioral Care	25,776	24,164	26,081	24,674
Dental[6]	14,880	13,818	14,836	13,869
Pharmacy	8,302	7,905	8,358	8,068
Medicare Part D	1,037	1,458	1,083	1,476

•	Second quarter 2016 premiums and fees increased 3% relative to second quarter 2015, driven by customer growth, specialty contributions, and rate actions in our Commercial employer group business, partially offset by expected reductions in Medicare Part D and Individual customers.

•	The second quarter medical customer base totaled 15.1 million, including an increase of over 140,000 customers in 2016, driven by organic growth in our Middle Market, Select, International and Medicare Advantage segments.

•	Second quarter 2016 adjusted income from operations[1] and adjusted margin, after-tax[5] reflect strong contributions from our Commercial employer and specialty businesses, partially offset by medical cost pressure in our Individual business and costs related to our CMS audit response.

•	Adjusted income from operations[1] for second quarter 2016 did not have a meaningful amount of net prior year reserve development, while second quarter 2015 and first quarter 2016 included favorable prior year reserve development on an after-tax basis of approximately $19 million and $14 million respectively.

•	Second quarter 2016 also benefitted from $3 million after-tax in updates to 2015 ACA risk mitigation program accruals while second quarter 2015 benefitted from approximately $20 million after-tax in updates to 2014 programs.

•	On a year to date basis, Cigna has recorded net receivables of $29 million, after-tax related to 2016 risk mitigation programs for our Individual business.

•	The Total Commercial medical care ratio[7] ("MCR") of 78.8% for second quarter 2016 reflects the ongoing strong performance of our Commercial employer group business, partially offset by higher medical costs in our Individual business.

•	The Total Government MCR[7] of 86.4% for second quarter 2016 reflects solid performance in our Medicare Advantage business and less prior year reserve development.

•	Second quarter 2016 Global Health Care operating expense ratio[7] of 20.9% reflects costs related to our CMS audit response as well as continued investments in strategic initiatives, partially offset by revenue growth.

•	Global Health Care net medical costs payable[8] was approximately $2.37 billion at June 30, 2016 and $2.11 billion at December 31, 2015.

Global Supplemental Benefits

This segment includes Cigna's global individual supplemental health, life and accident insurance business, primarily in Asia, and Medicare supplement coverage in the United States.

Financial Results (dollars in millions, policies in thousands):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016

Premiums and Fees[9]	$800	$749	$772	$1,572
Adjusted Income from Operations[1]	$83	$77	$67	$150
Adjusted Margin, After-Tax[5]	9.9%	9.8%	8.3%	9.1%

	As of the Periods Ended
	June 30,		March 31,	December 31,
	2016	2015	2016	2015

Policies[9]	11,965	12,762	11,855	12,888

•	Global Supplemental Benefits results continue to reflect the value created by affordable and personalized solutions delivered to individual consumers on a direct basis.

•	Excluding the impact of foreign currency movements, second quarter 2016 premiums and fees grew 12% over second quarter 2015, reflecting continued business growth.

•	Second quarter 2016 adjusted income from operations[1] and adjusted margin, after-tax[5] reflect business growth with some offset from the unfavorable impact of foreign currency movements.

Group Disability and Life

This segment includes Cigna's group disability, life and accident insurance operations.

Financial Results (dollars in millions):
				Six Months
	Three Months Ended			Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016

Premiums and Fees	$1,012	$978	$1,027	$2,039
Adjusted Income (Loss) from Operations[1]	$(12)	$106	$15	$3
Adjusted Margin, After-Tax[5]	(1.1%)	10.0%	1.4%	0.1%

•	The Group Disability and Life business significantly underperformed our expectations in the second quarter.

•	Second quarter 2016 premiums and fees grew 3% relative to second quarter 2015, primarily driven by new sales and continued strong persistency.

•	Second quarter 2016 adjusted loss from operations[1] and adjusted margin, after-tax[5] reflect the continued impact of modifications to our disability claims management process implemented in the first quarter and poor life claim experience.

•	Second quarter 2016 adjusted loss from operations[1] also includes an unfavorable after-tax impact related to life claim reserve studies of $17 million while second quarter 2015 adjusted income from operations[1] includes a favorable after-tax impact related to disability claim reserve studies of $37 million.

Corporate & Other Operations

Adjusted loss from operations1 for Cigna's remaining operations is presented below:

Financial Results (dollars in millions):
	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2016	2015	2016	2016

Corporate & Other Operations	$(42)	$(47)	$(25)	$(67)

•	First quarter 2016 adjusted loss from operations[1] included a $23 million after-tax benefit from adoption of a new accounting standard for corporate income taxes from stock-based compensation programs.[10]

2016 OUTLOOK

Cigna's outlook for full year 2016 consolidated adjusted income from operations1,2 is in the range of $2.02 billion to $2.11 billion, or $7.75 to $8.10 per share.  Cigna's outlook excludes the impact of additional prior year reserve development and potential effects of any future capital deployment. 3

Full-Year Ending
(dollars in millions, except where noted and per share amounts)	December 31, 2016

Projected Adjusted Income (Loss) from Operations[1,2]
Global Health Care	$1,900 to 1,930
Global Supplemental Benefits	$255 to 275
Group Disability and Life	$40 to 80
Ongoing Businesses	$2,195 to 2,285

Corporate & Other Operations	$(175)
Consolidated Projected Adjusted Income from Operations[1,2]	$2,020 to 2,110

Consolidated Projected Adjusted Income from Operations, per share[1,2,3]	$7.75 to 8.10

2016 Projected Operating Metrics and Ratios Outlook
Total Revenue Growth	Mid single digit percentage range

Full Year Total Commercial Medical Care Ratio[7]	78.5% to 79.5%
Full Year Total Government Medical Care Ratio[7]	84% to 85%
Full Year Global Health Care Operating Expense Ratio[7]	21% to 22%
Global Medical Customer Growth[11]	Low single digit percentage range

Consolidated Projected Adjusted Income from Operations, per share1,2,3 Outlook Roll-forward

2016 Outlook (as of First Quarter 2016 Earnings Release dated May 6, 2016)	$8.95 to $9.35
- Higher loss ratio in our Group Disability and Life business	~ ($0.90)
- Higher costs in our Global Health Care segment driven by our CMS audit response and Individual business	~ ($0.30)
2016 Outlook (Current)	$7.75 to $8.10

The foregoing statements represent the Company's current estimates of Cigna's 2016 consolidated and segment adjusted income from operations1,2 and other key metrics as of the date of this release.  Actual results may differ materially depending on a number of factors.  Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release.  Management does not assume any obligation to update these estimates.

This quarterly earnings release and the Quarterly Financial Supplement are available on Cigna's website in the Investor Relations section (http://www.cigna.com/aboutcigna/investors).  A link to the conference call, during which management will review second quarter 2016 results and discuss full year 2016 outlook, is available in the Investor Relations section of Cigna's website located at http://www.cigna.com/cignadotcom/aboutcigna/investors/events/index.page

Notes:

1.	Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: net realized investment results, net amortization of other acquired intangible assets and special items. Net amortization of other acquired intangible assets in 2015 included the one-time benefit of an acquisition in which the fair value of acquired net assets exceeded the purchase price. Special items are identified in Exhibit 2 of this earnings release.

Adjusted income (loss) from operations is a measure of profitability used by Cigna's management because it presents the underlying results of operations of Cigna's businesses and permits analysis of trends in underlying revenue, expenses and shareholders' net income.  This consolidated measure is not determined in accordance with accounting principles generally accepted in the United States (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, shareholders' net income. See Exhibits 1 and 2 for a reconciliation of adjusted income from operations to shareholders' net income.

2.	Management is unable to provide a forward-looking reconciliation of adjusted income (loss) from operations to shareholders' net income for full year 2016 because future net realized investment results, net amortization of other acquired intangible assets and additional special items cannot be identified or reasonably estimated at this time.

3.	The Company's outlook excludes the potential effects of any share repurchases or business combinations that may occur after the date of this earnings release.

4.	The measure "consolidated operating revenues" is not determined in accordance with GAAP and should not be viewed as a substitute for the most directly comparable GAAP measure, "total revenues." We define consolidated operating revenues as total revenues excluding realized investment results. We exclude realized investment results from this measure because our portfolio managers may sell investments based on factors largely unrelated to the underlying business purposes of each segment. As a result, gains or losses created in this process may not be indicative of past or future underlying performance of the business. See Exhibit 1 for a reconciliation of consolidated operating revenues to total revenues.

5.	Adjusted margin, after-tax, is calculated by dividing adjusted income (loss) from operations by operating revenues for each segment.

6.	Prior period dental customers have been revised to conform to current presentation.

7.	Operating ratios are defined as follows:
•	Total Commercial medical care ratio represents medical costs as a percentage of premiums for all commercial risk products, including medical, pharmacy, dental, stop loss and behavioral products provided through guaranteed cost or experience-rated funding arrangements in both the United States and internationally.
•	Total Government medical care ratio represents medical costs as a percentage of premiums for Medicare Advantage, Medicare Part D, and Medicaid products.
•	Global Health Care Operating Expense Ratio represents operating expenses excluding acquisition related amortization expense as a percentage of operating revenue in the Global Health Care segment.

8.	Global Health Care medical costs payable are presented net of reinsurance and other recoverables. The gross Global Health Care medical costs payable balance was $2.58 billion as of June 30, 2016 and $2.36 billion as of December 31, 2015.

9.	Cigna owns a 50% noncontrolling interest in its China joint venture. Cigna's 50% share of the joint venture's earnings is reported in Other Revenues using the equity method of accounting under GAAP. As such, the premiums and fees and policy counts for the Global Supplemental Benefits segment do not include the China joint venture.

10.	Effective January 1, 2016, the Company adopted ASU 2016-09. Under this new guidance, companies recognize all income tax effects of stock-based compensation in shareholders' net income when awards vest or are exercised. Adopting this new guidance resulted in the Company recording $23 million of tax benefits in adjusted income from operations in the first quarter of 2016 that previously would have been reported in the Balance Sheet as additional paid-in capital.

11.	Global medical customers include individuals who meet any one of the following criteria: are covered under a medical insurance policy, managed care arrangement, or service agreement issued by Cigna; have access to Cigna's provider network for covered services under their medical plan; or have medical claims and services that are administered by Cigna.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release, and oral statements made with respect to information contained in this release, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on Cigna's current expectations and projections about future trends, events and uncertainties.  These statements are not historical facts.  Forward-looking statements may include, among others, statements concerning our projected adjusted income (loss) from operations outlook for 2016, on both a consolidated and segment basis; projected total revenue growth and global medical customer growth, each over year end 2015; projected medical care and operating expense ratios and medical cost trends; future financial or operating performance, including our ability to deliver personalized and innovative solutions for our customers and clients and future growth, business strategy, strategic or operational initiatives; economic, regulatory or competitive environments, particularly with respect to the pace and extent of change in these areas; financing or capital deployment plans and amounts available for future deployment; our prospects for growth in the coming years; statements regarding the proposed merger between Cigna and Anthem, Inc. (Anthem); statements regarding the timing of resolution of the issues raised by CMS; and other statements regarding Cigna's and Anthem's future beliefs, expectations, plans intentions, financial condition or performance.  You may identify forward-looking statements by the use of words such as "believe," "expect," "plan," "intend," "anticipate," "estimate," "predict," "potential," "may," "should," "will" or other words or expressions of similar meaning, although not all forward-looking statements contain such terms.

Forward-looking statements are subject to risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those expressed or implied in forward-looking statements.  Such risks and uncertainties include, but are not limited to: our ability to achieve our financial, strategic and operational plans or initiatives; our ability to predict and manage medical costs and price effectively and develop and maintain good relationships with physicians, hospitals and other health care providers; the impact of modifications to our operations and processes, including those in our disability business; our ability to identify potential strategic acquisitions or transactions and realize the expected benefits of such transactions; the substantial level of government regulation over our business and the potential effects of new laws or regulations, or changes in existing laws or regulations; the outcome of litigation, regulatory audits, including the CMS review and sanctions, investigations and actions and/or guaranty fund assessments; uncertainties surrounding participation in government-sponsored programs such as Medicare; the effectiveness and security of our information technology and other business systems; and unfavorable industry, economic or political conditions, including foreign currency movements; the timing and likelihood of completion of the proposed merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals for the proposed merger that could reduce anticipated benefits or cause the parties to abandon the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized or will not be realized within the expected time period; the risk that the businesses of Cigna and Anthem will not be integrated successfully; disruption from the proposed merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; the possibility that the proposed merger does not close, including due to the failure to satisfy the closing conditions; the risk that financing for the proposed merger may not be available on favorable terms, as well as more specific risks and uncertainties discussed in our most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.cigna.com as well as on Anthem's most recent report on Form 10-K and subsequent reports on Forms 10-Q and 8-K available on the Investor Relations section of www.antheminc.com.   You should not place undue reliance on forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance or results, and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify.  Cigna undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

CIGNA CORPORATION
COMPARATIVE SUMMARY OF FINANCIAL RESULTS (unaudited)
(Dollars in millions, except per share amounts)
Exhibit 1

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

REVENUES

Premiums	$7,654	$7,432	$15,400	$14,834
Fees	1,127	1,057	2,260	2,123
Net investment income	294	297	566	573
Mail order pharmacy revenues	748	625	1,445	1,203
Other revenues	70	60	138	132
Consolidated operating revenues	9,893	9,471	19,809	18,865
Net realized investment gains	67	21	35	94

Total	$9,960	$9,492	$19,844	$18,959

ADJUSTED INCOME (LOSS) FROM OPERATIONS (1)

Global Health Care	$486	$528	$1,030	$972
Global Supplemental Benefits	83	77	150	146
Group Disability and Life	(12)	106	3	157
Ongoing Operations	557	711	1,183	1,275
Corporate and Other	(42)	(47)	(67)	(98)

Total	$515	$664	$1,116	$1,177

After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains	44	13	23	61
Amortization of other acquired intangible assets, net	(23)	(24)	(48)	(52)
Special items	(26)	(65)	(62)	(65)

Shareholders' net income	$510	$588	$1,029	$1,121

DILUTED EARNINGS PER SHARE

Adjusted income from operations (1)	$1.98	$2.55	$4.30	$4.52
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains	0.18	0.05	0.09	0.23
Amortization of other acquired intangible assets, net	(0.09)	(0.09)	(0.18)	(0.20)
Special items	(0.10)	(0.25)	(0.24)	(0.25)
Shareholders' net income	$1.97	$2.26	$3.97	$4.30
Weighted average shares (in thousands)	259,500	260,097	259,473	260,668
Common shares outstanding (in thousands)			256,558	257,451

SHAREHOLDERS' EQUITY at June 30,			$13,356	$11,290

SHAREHOLDERS' EQUITY PER SHARE at June 30,			$52.06	$43.85

(1) Adjusted income (loss) from operations is defined as shareholders' net income (loss) excluding the following after-tax adjustments: realized investment results; net amortization of other acquired intangible assets; and special items (identified and quantified on Exhibit 2).

CIGNA CORPORATION
RECONCILIATION OF ADJUSTED INCOME (LOSS) FROM OPERATIONS TO SHAREHOLDERS' NET INCOME
 Exhibit 2

	Diluted Earnings							Global
	Per Share				Consolidated			Health Care
Three Months Ended June 30,	2Q16	2Q15	1Q16	2Q16	2Q15	1Q16	2Q16	2Q15	1Q16

Adjusted income (loss) from operations	$1.98	$2.55	$2.32	$515	$664	$601	$486	$528	$544
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	0.18	0.05	(0.08)	44	13	(21)	19	4	(12)
Amortization of other acquired intangible assets, net	(0.09)	(0.09)	(0.10)	(23)	(24)	(25)	(18)	(20)	(18)
Special Items:
Debt extinguishment costs	-	(0.25)	-	-	(65)	-	-	-	-
Merger-related transaction costs	(0.10)	-	(0.14)	(26)	-	(36)	-	-	-
Shareholders' net income	$1.97	$2.26	$2.00	$510	$588	$519	$487	$512	$514
Weighted average shares (in thousands)	259,500	260,097	259,447

Special Items, pre-tax:
Debt extinguishment costs				$-	$(100)	$-	$-	$-	$-
Merger-related transaction costs				(34)	-	(40)	-	-	-
Total				$(34)	$(100)	$(40)	$-	$-	$-

		Diluted
		Earnings						Global
		Per Share			Consolidated			Health Care
Six Months Ended June 30,	2016		2015	2016		2015	2016		2015

Adjusted income (loss) from operations	$4.30		$4.52	$1,116		$1,177	$1,030		$972
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	0.09		0.23	23		61	7		36
Amortization of other acquired intangible assets, net	(0.18)		(0.20)	(48)		(52)	(36)		(43)
Special Items:
Debt extinguishment costs	-		(0.25)	-		(65)	-		-
Merger-related transaction costs	(0.24)		-	(62)		-	-		-
Shareholders' net income	$3.97		$4.30	$1,029		$1,121	$1,001		$965
Weighted average shares (in thousands)	259,473		260,668
Common shares outstanding as of June 30, (in thousands)	256,558		257,451

Special Items, pre-tax:
Debt extinguishment costs				$-		$(100)	$-		$-
Merger-related transaction costs				(74)		-	-		-
Total				$(74)		$(100)	$-		$-

	Global Supplemental			Group Disability			Corporate and
	Benefits			and Life			Other
Three Months Ended June 30,	2Q16	2Q15	1Q16	2Q16	2Q15	1Q16	2Q16	2Q15	1Q16

Adjusted income (loss) from operations	$83	$77	$67	$(12)	$106	$15	$(42)	$(47)	$(25)
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	-	(3)	(1)	15	5	(2)	10	7	(6)
Amortization of other acquired intangible assets, net	(5)	(4)	(7)	-	-	-	-	-	-
Special Items:
Debt extinguishment costs	-	-	-	-	-	-	-	(65)	-
Merger-related transaction costs	-	-	-	-	-	-	(26)	-	(36)
Shareholders' net income	$78	$70	$59	$3	$111	$13	$(58)	$(105)	$(67)
Weighted average shares (in thousands)

Special Items, pre-tax:
Debt extinguishment costs	$-	$-	$-	$-	$-	$-	$-	$(100)	$-
Merger-related transaction costs	-		-	-		-	(34)		(40)
Total	$-	$-	$-	$-	$-	$-	$(34)	$(100)	$(40)

	Global			Group			Corporate
	Supplemental			Disability			and
	Benefits			and Life			Other
Six Months Ended June 30,	2016		2015	2016		2015	2016		2015

Adjusted income (loss) from operations	$150		$146	$3		$157	$(67)		$(98)
After-tax adjustments to reconcile to shareholders' net income:
Realized investment gains (losses)	(1)		-	13		19	4		6
Amortization of other acquired intangible assets, net	(12)		(9)	-		-	-		-
Special Items:
Debt extinguishment costs	-		-	-		-	-		(65)
Merger-related transaction costs	-		-	-		-	(62)		-
Shareholders' net income	$137		$137	$16		$176	$(125)		$(157)
Weighted average shares (in thousands)
Common shares outstanding as of June 30, (in thousands)

Special Items, pre-tax:
Debt extinguishment costs	$-		$-	$-		$-	$-		$(100)
Merger-related transaction costs	-		-	-		-	(74)		-
Total	$-		$-	$-		$-	$(74)		$(100)